                                                                       EXHIBIT 5
                               LATHAM & WATKINS
                       633 West Fifth Street, Suite 4000
                         Los Angeles, California 90071
                                (213) 485-1234

                              September 24, 1998


PulsePoint Communications
6307 Carpinteria Avenue
Carpinteria, California 93013

           Re:  PulsePoint Communications
                Registration Statement on Form S-8
                ----------------------------------

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), which you intend to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the offer and sale of an additional 750,000 shares of Common Stock (the "Shares"), without par value, to be offered and sold by PulsePoint Communications, a California corporation (the "Corporation"), pursuant to the PulsePoint Communications 1983 Stock Option Plan, as amended to date (the "1983 Plan").

          In our capacity as counsel to the Corporation, we are familiar with the proceedings undertaken in connection with the authorization, issuance and proposed sale of the Shares. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We are opining herein as to the effect on the subject transaction only of the law of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any matters of municipal law or the laws of any local agencies within such State.

          Subject to the foregoing and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and upon the due issuance of the Shares under the terms of the 1983 Plan and delivery and payment therefor of legal consideration, the Shares will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement.


                               Very truly yours,


                               /s/ LATHAM & WATKINS


                                       6